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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: September 9, 2002
                        (Date of earliest event reported)

                            Dominion Resources, Inc.
             (Exact name of registrant as specified in its charter)


              Virginia                        1-8489             54-1229715
   (State or other jurisdiction of         (Commission        (I.R.S. Employer
   incorporation or organization)          File Number)      Identification No.)


                               120 Tredegar Street
                          Richmond, Virginia 23219-3932
                                 (804) 819-2000

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

     On September 9, 2002, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Banc of America Securities LLC and Credit Suisse First Boston Corporation, as Representatives named in the Underwriting Agreement for the sale of $520,000,000 aggregate principal amount of the Company's 2002 Series C 5.70% Senior Notes Due 2012. Such Senior Notes, which are designated the 2002 Series C 5.70% Senior Notes Due 2012, are a portion of the $4.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on August 9, 2002 (File No. 333-97393). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

     A copy of the form of the Twelfth Supplemental Indenture to the Company's June 1, 2000 Senior Indenture, pursuant to which the 2002 Series C 5.70% Senior Notes Due 2012 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibits

1 Underwriting Agreement, dated September 9, 2002, between the Company and Banc of America Securities LLC and Credit Suisse First Boston Corporation, as Representatives named in the Underwriting Agreement.

4.1 Form of Senior Indenture, dated as of June 1, 2000, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(iii) to the Company's Registration Statement on Form S-3 (Registration No. 333-93187).

4.2 Form of Twelfth Supplemental Indenture to the Senior Indenture pursuant to which the 2002 Series C 5.70% Senior Notes Due 2012 will be issued. The form of 2002 Series C 5.70% Senior Notes Due 2012 is included as Exhibit A to the form of Twelfth Supplemental Indenture.

12 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, File No. 1-8489).

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   DOMINION RESOURCES, INC.
                                                          Registrant

                                                      /s/ James P. Carney
                                                   ------------------------
                                                       James P. Carney
                                                     Assistant Treasurer

Date: September 11, 2002